UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2022

Flagstar Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Drive,	Troy,	Michigan	48098
(Address of principal executive offices)			(Zip code)
(248) 312-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock	FBC	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders
The Annual Meeting of Shareholders of Flagstar Bancorp, Inc. (the "Company") was held on May 24, 2022 (the "Annual Meeting"). A total of 43,345,156 shares of common stock were represented in person or by proxy, for 81.42 percent of the 53,236,067 shares of common stock outstanding on April 1, 2022, the record date. The final voting results of the three proposals presented to the Company’s shareholders at the Annual Meeting were as follows:

(i)the election of the ten director nominees:

Name	For	Against	Abstain	Broker Non-Vote
Alessandro P. DiNello	38,988,564	158,286	29,928	4,168,378
Jay J. Hansen	38,216,596	925,504	34,678	4,168,378
Toan Huynh	39,019,504	120,237	37,037	4,168,378
Lori Jordan	38,803,445	338,037	35,296	4,168,378
John D. Lewis	38,755,990	385,116	35,672	4,168,378
Bruce E. Nyberg	38,967,997	173,335	35,446	4,168,378
James A. Ovenden	38,461,976	678,820	35,982	4,168,378
Peter Schoels	39,019,867	118,250	38,661	4,168,378
David L. Treadwell	38,579,969	561,047	35,762	4,168,378
Jennifer R. Whip	38,104,045	1,038,659	34,074	4,168,378

(ii)to ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accountants for the year ending December 31, 2022.

For	Against	Abstain	Broker Non-Vote
43,270,063	41,855	33,238	—

(iii) to adopt an advisory (non-binding) resolution to approve named executive officer compensation.

For	Against	Abstain	Broker Non-Vote
38,408,060	702,046	66,672	4,168,378

 SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: May 26, 2022	By:	/s/ James K. Ciroli
James K. Ciroli
Executive Vice President and Chief Financial Officer